UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

NEXT FUEL, INC.

(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	35-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

122 North Main Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into material Definitive Agreement

See Item 2.01 of this Report and Exhibit 99.2 of this Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 26, 2014 Next Fuel, Inc. issued a press release announcing that it has sold the Company's Coal to Gas technology to Star Holding (U. K.) Ltd., which is controlled by Mr. Guangwei Guo, a member of the Board of Directors of the Company who also controls the Company's China licensee.  The transaction was approved by the Company's Board of Directors at a meeting held on February 21, 2014.

The primary terms of the sale are that Mr. Guo is transferring back to the Company 600,000 shares of Common Stock of the Company and terminate the Company's obligation to maintain a registration statement for resale of the remaining 1,851,666 shares of the Company Mr. Guo and his business associates own.  The Company will retain an exclusive license to rights in the United States to the CTG technology being sold.  The license is royalty free for all transactions entered into by the Company on or before August 1, 2014.  The Company and the buyer will negotiate a royalty to be paid by the Company for contracts in the United States entered into by the Company after August 1, 2014.  The Company also agreed to nominate Mr. Guo to continue as a member of the Company's Board of Directors at the next annual meeting of the shareholders of the Company.

As discussed in previous Reports filed by the Company, delays in producing commercial volumes of natural gas at drill sites have delayed the Company's ability to generate revenue.  The Company's Board of Directors approved this transaction so that financial resources required to support efforts to commercialize the Company's Coal to Gas Technology can be reallocated to other business opportunities described in previous Reports filed by the Company.  Although The Company's remaining financial resources may not be sufficient to finance commercialization of the other technology the Company has, the Company took this step to improve its ability to raise capital by reducing its expenses and concentrate its existing resources on lines of business that require less capital.

Although the Company retains a license in the United States, the Company lacks financial resources to begin any United States Coal to Gas projects and is not currently in negotiations with any prospective partners or sub-licensees.

This Report contains forward-looking statements, including statements regarding the future business and products and services to be offered by the Company, all of which involve risks and uncertainties.  Actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include the Company's lack of financial resources to implement its business and other factors discussed in the Company's filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this Report, and the Company assumes no obligation to update such statements.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein   A copy of the CTG Technology and Intellectual Property Transfer Agreement dated as of February 15, 2014 is included as Exhibit 99.2 of this Report.

Item 9.01. Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibit 99.1 Press Release dated February 26, 2014

Exhibit 99.2 CTG Technology and Intellectual Property Transfer Agreement dated as of February 15, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: February26, 2014	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Next Fuel, Inc. dated February 26, 2014

99.2	CTG Technology and Intellectual Property Transfer Agreement dated as of February 15, 2014

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